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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Consolidated Financial and Other Data," "Experts," "The Plan of Conversion - Conditions to Effectiveness of the Plan and Tax Effect on Anthem," and "Selected Consolidated Financial and Other Data" and to the use of our report dated January 29, 2001 (except for Note 17, as to which the date is June 18, 2001) for Anthem Insurance Companies, Inc., in Amendment No. 3 to the Registration Statement No. 333-67714 (Form S-1) and related Prospectus of Anthem, Inc. declared effective on October 29, 2001 which is incorporated by reference in this Registration Statement on Form S-8 for the registration of 7,000,000 shares of common stock of Anthem, Inc.


                                  /s/ Ernst & Young LLP

Indianapolis, Indiana
November 14, 2001

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